As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2932652
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11220 Elm Lane, Suite 203 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

CHANTICLEER HOLDINGS, INC.

2014 STOCK INCENTIVE PLAN

(Full title of plan)

Michael D. Pruitt

Chief Executive Officer

Chanticleer Holdings, Inc.

11220 Elm Lane, Suite 203

Charlotte, North Carolina  28277

(Name and address of agent for service)

(704) 366-5122

(Telephone number, including area code, of agent of service)

______________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if smaller reporting company)	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.0001 par value	4,000,000 shares	$3.89	$15,560,000	$2,004

(1)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average ($3.89) of the high and low prices of the common stock of Chanticleer Holdings, Inc., as reported on the NASDAQ Capital Market on January 30, 2014.

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EXPLANATORY NOTE

Chanticleer Holdings, Inc. (the “Registrant”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register an aggregate of 4,000,000 shares of common stock of the Registrant authorized for issuance under the Registrant’s 2014 Stock Incentive Plan.

PART I

Information required in the Section 10(a) Prospectus

ITEM 1. Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

ITEM 2. Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)    The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(3)     The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-178307), filed with the Commission on December 2, 2011, as amended, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the SEC is 001-35570.

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ITEM 4.  Description of Securities.

Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

The Registrant is subject to the laws of Delaware on corporate matters, including its indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The statute provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Article Tenth of the Registrant’s certificate of incorporation, as amended, states that to the fullest extent permitted by the DGCL, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Article XI of the Registrant’s bylaws, any person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of the Registrant or was serving at the Registrant’s request as a director or officer of another entity or enterprise (including any subsidiary), may be indemnified and held harmless by the Registrant, and the Registrant may advance all expenses incurred by such person in defense of any such proceeding prior to its final determination, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. The indemnification provided in the Registrant’s bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 7. Exemption From Registration Claimed.

Not applicable.

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ITEM 8.  Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

ITEM 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 4th day of February, 2014.

CHANTICLEER HOLDINGS, INC.

By: /s/ Michael D. Pruitt
Name: Michael D. Pruitt
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Pruitt and Eric S. Lederer, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of February 4, 2014.

/s/ Michael D. Pruitt		/s/ Eric S. Lederer
Name:	Michael D. Pruitt	Name:	Eric S. Lederer
Title:	Chairman and Chief Executive Officer	Title:	Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial Officer and Principal
Accounting Officer)

/s/ Michael Carroll		/s/ Keith Johnson
Name:	Michael Carroll	Name:	Keith Johnson
Title:	Director	Title:	Director

/s/ Paul I. Moskowitz		/s/ Russell J. Page
Name:	Paul I. Moskowitz	Name:	Russell J. Page
Title:	Director	Title:	Director

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated by reference to the exhibit filed with our Registration Statement on Form 10SB-12G, filed with the Commission on February 15, 2000 (File No. 000-29507)).

4.2	Certificate of Merger, filed May 2, 2005 (incorporated by reference to the exhibit filed with our Quarterly Report on Form 10-Q, filed with the Commission on August 15, 2011).

4.3	Certificate of Amendment, filed July 16, 2008 (incorporated by reference to the exhibit filed with our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the Commission on February 3, 2012).

4.4	Certificate of Amendment, filed March 18, 2011 (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on March 18, 2011).
4.5	Certificate of Amendment, filed May 23, 2012 (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on May 24, 2012).
4.6	Certificate of Amendment, filed February 3, 2014 (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on February 4, 2014).
4.7	Bylaws (incorporated by reference to the exhibit filed with our Registration Statement on Form 10SB-12G, filed with the Commission on February 15, 2000 (File No. 000-29507)).

4.8	Form of Warrant Agency Agreement dated June 2012 with Form of Warrant Certificate with $6.50 Exercise Price (incorporated by reference to the exhibit filed with our Registration Statement on Form S-1/A (Registration No. 333-178307), filed with the Commission on May 30, 2012).

4.9	Form of 6% Secured Subordinate Convertible Note dated August 2013 (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on August 5, 2013).

4.10

Form of Warrant for August 2013 Convertible Note with $3.00 Exercise Price (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on August 5, 2013).

4.11

Form of Warrant for September 2013 Merger Agreement with $5.00 Exercise Price (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on October 1, 2013).

4.12

Form of Warrant for September 2013 Subscription Agreement with $5.00 Exercise Price (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on October 10, 2013).

4.13

Form of Warrant for November 2013 Subscription Agreement with $5.50 and $7.00 Exercise Price (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on November 13, 2013).

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5	Opinion of Womble Carlyle Sandridge & Rice, LLP regarding the legality of the securities being registered.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Creason & Associates, P.L.L.C., Independent Public Accounting Firm.
23.3	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
23.4	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

24	Powers of Attorney (included on the signature page).

99	Chanticleer Holdings, Inc. 2014 Stock Incentive Plan (incorporated by reference to the exhibit filed with our Current Report on Form 8-K, filed with the Commission on February 4, 2014).

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